                                                                  EXHIBIT 10(b)

                               AMENDED & RESTATED

                      PETER J. VERRILL SEVERANCE AGREEMENT

                  This AGREEMENT, made and entered into as of the 1st day of January, 1996, by and among PEOPLES HERITAGE FINANCIAL GROUP, INC. (the "Company") and PETER J. VERRILL (the "Executive");

                              W I T N E S S E T H:

                  WHEREAS, the Executive is employed by the Company in a key executive capacity and possesses intimate knowledge of the business and affairs of the Company; and

                  WHEREAS, the Company desires to ensure, insofar as possible, that it will continue to have the benefit of the Executive's services and to protect its confidential information and goodwill; and

                  WHEREAS, the Company recognizes that circumstances may arise in which a change in the control of the Company occurs, thereby causing uncertainty of employment without regard to the Executive's competence or past contributions; and

                  WHEREAS, the Company and the Executive wish to provide reasonable security to the Executive against changes in the Executive's relationship with the Company in the event of such change in control;

                  NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements hereinafter set forth, the parties hereto agree as follows:

                              1.    Definitions

                             (a)    Accrued Benefit means:

                                    (i)     All salary earned or accrued through
                                            the date the Executive's employment
                                            is terminated;

                                    (ii)    reimbursement for any and all monies
                                            advanced in connection with the
                                            Executive's employment for
                                            reasonable and necessary expenses
                                            incurred by the Executive through
                                            the date the Executive's employment
                                            is terminated;

                                    (iii)   any and all other compensation
                                            previously earned and deferred at
                                            the election of the Executive or
                                            pursuant to any deferred
                                            compensation plans then in effect
                                            together with any interest or
                                            desired earnings thereon;

                                    (iv)    annual bonus, if any, accrued for a
                                            Year prior to the Year in which
                                            employment terminates, but not yet
                                            paid to the Executive, under any
                                            bonus or incentive compensation plan
                                            or plans in which the Executive is a
                                            participant;

                                    (v)     a pro rata portion of the maximum
                                            bonus payable to the Executive for
                                            the Year in which employment
                                            terminates under any bonus or
                                            incentive compensation plan or plans
                                            in which the Executive is a
                                            participant, determined
                                            as if the Executive had remained in
                                            employment for the full Year and
                                            prorated based upon weeks, including
                                            partial weeks, of employment during
                                            that Year;

                                    (vi)    all other payments and benefits to
                                            which the Executive may be entitled
                                            under the terms of any applicable
                                            compensation arrangement or benefit
                                            plan or program of the Company.

                             (b) Act means the Securities Exchange Act of 1934,
as amended.

                             (c) Affiliate of any specified persons means any
other person that, directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under direct or indirect common control with such specified person. For the purposes of this definition, "control" means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract or otherwise, and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

                             (d) Annual Compensation. Annual compensation shall
mean the sum of:

                                    (i)     the Executive's annual salary at the
                                            rate in effect on the date of a
                                            termination of employment as
                                            described in Section 3 or in Section
                                            7(d) (or, in the event of a
                                            termination for Good Reason under
                                            Section l (k) (i) (A) below, the
                                            annual salary as in effect
                                            immediately before
                                            the actions giving rise to Good
                                            Reason); plus

                                    (ii)    the greatest of the bonuses either
                                            paid or accrued in either the Year
                                            of the Change in Control or the
                                            immediately preceding Year.

                             (e) Base Amount means an amount equal to the
Executive's Annualized Includable Compensation for the Base Period as defined in
Section 28OG (d) (1) and (2) of the Code (as hereinafter defined).

                             (f) Cause means (i) the executive's conviction of,
or plea of nolo contendere to, a felony; or (ii) willful and intentional misconduct, willful neglect, or gross negligence, in the performance of the Executive's duties, which has caused a demonstrable and serious injury to the Company, monetary or otherwise.

                             The Executive shall be given written notice that
the Company intends to terminate his employment for Cause. Such written notice shall specify the particular acts, or failures to act, on the basis of which the decision to so terminate employment was made.

                             In the case of a termination for Cause as described
in Clause (ii), above, the Executive shall be given the opportunity within 30 days of the receipt of such notice to meet with the Board to defend such acts, or failures to act, prior to termination. The Company may suspend the Executive's title and authority pending such meeting, and such suspension shall not constitute "Good Reason," as defined in subsection (k) below.

                             (g) Change in Control of the Company shall mean a
Change in Control of a nature that would be required to be reported in response to Item 5(f) of

Schedule 14A of Regulation 14A promulgated under the Act or any successor thereto, provided that without limiting the foregoing, a Change in Control of the Company also shall be deemed to have occurred if:

                                    (i)     any "person" (as defined under
                                            Section 3 (a) (9) of the Act) or
                                            "group" of persons (as provided
                                            under Rule 13d- 3 of the Act) is or
                                            becomes the "beneficial owner" (as
                                            defined in Rule 13d-3 or otherwise
                                            under the Act), directly or
                                            indirectly (including as provided in
                                            Rule 13d- 3 (d) (1) of the Act), of
                                            capital stock of the Company the
                                            holders of which are entitled to
                                            vote for the election of directors
                                            ("voting stock") representing that
                                            percentage of the Company's then
                                            outstanding voting stock (giving
                                            effect to the deemed ownership of
                                            securities by such person or group,
                                            as provided in Rule 13d-3 (d) (1) of
                                            the Act, but not giving effect to
                                            any such deemed ownership of
                                            securities by another person or
                                            group) equal to or greater than
                                            thirty-five percent (35%) of all
                                            such voting stock;

                                    (ii)    individuals who constitute the Board
                                            on the date hereof (the "Incumbent
                                            Board") cease for any reason to
                                            constitute at least a majority
                                            thereof. Any person becoming a
                                            director subsequent to such date
                                            whose
                                            election, or nomination for
                                            election, is, at any time, approved
                                            by a vote of at least a majority of
                                            the directors comprising the
                                            Incumbent Board shall be considered
                                            as though he were a member of the
                                            Incumbent Board;

                                    (iii)   The Company combines with another
                                            person or entity, whether through a
                                            merger, asset sale, reorganization
                                            or otherwise, and (A) any person or
                                            group of persons holds at any time
                                            after such combination, voting stock
                                            equal to or greater than thirty-five
                                            percent (35%) determined by
                                            reference to the voting securities
                                            of the surviving entity, or (B) the
                                            Company's directors, as of the date
                                            immediately before such combination,
                                            constitute less than a majority of
                                            the Board of Directors of the
                                            combined entity.

                             (h) Code means the Internal Revenue Code of 1986,
including any amendments thereto.

                             (i) Effective Date means the date this Agreement is
executed by the parties.

                             (j) Employment Period means a period commencing on
the date of a Change in Control of the Company and ending on the earlier of (i) the last day of the twenty-fourth month following the month in which the Change in Control occurs, or (ii) the Executive's Normal Retirement Date.

                             (k)    Good Reason means:

                                    (i)     any breach of this Agreement by the
                                            Company, including without
                                            limitation (A) any reduction during
                                            the employment period in the amount
                                            of the Executive's base salary or
                                            aggregate benefits as in effect from
                                            time to time, (B) failure to provide
                                            the Executive with the same fringe
                                            benefits that were provided to the
                                            Executive immediately prior to a
                                            Change in Control of the Company, or
                                            with a package of fringe benefits
                                            (including paid vacations) that,
                                            though one or more of such benefits
                                            may vary from those in effect
                                            immediately prior to such a Change
                                            in Control, is substantially
                                            comparable in all material respects
                                            to such fringe benefits taken as a
                                            whole, or (C) any other breach by
                                            the Company of its obligations
                                            contained in Section 6 below;

                                    (ii)    without the Executive's express
                                            written consent, the assignment to
                                            the Executive of any duties which
                                            are materially inconsistent with the
                                            Executive's positions, duties,
                                            responsibilities and status
                                            immediately prior to the Change in
                                            Control of the Company, a material
                                            change in the Executive's reporting
                                            responsibilities, titles or offices
                                            as an employee and as in effect
                                            immediately prior to the Change in
                                            Control, or a significant reduction,
                                            in the Executive's title, duties or
                                            responsibilities, or in the level of
                                            his support services;

                  (iii) the relocation of the Executive's principal place of employment, without the Executive's written consent, to a location outside the same metropolitan area in which the Executive was employed at the time of such Change in Control, or the imposition of any requirement that the Executive spend more than ninety business days per year at a location other than such principal place of employment;

                  (iv) any purported termination of the Executive's employment for Cause, Disability or Retirement which is not effected pursuant to a Notice of Termination satisfying the requirements of paragraph (m) below; or

          Upon the occurrence of any of the events described in (i), (ii),
(iii), (iv) or (v) above, the Executive shall give the Company written notice that such event constitutes Good Reason, and the Company shall thereafter have thirty (30) days in which to cure. If the Company has not cured in that time, the event shall constitute Good Reason.

         (l) Normal Retirement Date means Normal Retirement Date as defined in the Peoples Heritage Financial Group, Inc. Retirement Plan.

         (m) Notice of Termination. For purposes of this Agreement, a "Notice of Termination" shall mean a notice which shall indicate the specific termination provision relied upon in this Agreement and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Executive's employment under the provision so indicated.

         (n) Person or Group means a "Person" or "group," as defined in Section i (g) (i) hereof.

         (o) Year means a calendar year unless otherwise specifically provided.

         2. Term of Agreement. This Agreement shall begin on the date first set forth above and shall continue until the third anniversary of such date, provided that, on such third anniversary, and each succeeding anniversary, the term shall be renewed for an additional period of one year unless either party has given written notice that the term is not so renewed, which notice must be delivered to the other party at least one year prior to the date of any such renewal, and further provided that if a Change in Control of the Company occurs during such term, the term shall in all events continue through the last day of the Employment Period. This Agreement is also subject to earlier termination as provided in Section 3 below. All rights and obligations hereunder shall survive to the extent necessary to the intended enforcement thereof.

         3. Termination of Employment Prior to a Change in Control,.

         (a) The Company and the Executive shall each retain the right to terminate the employment of the Executive at any time prior to a Change in Control of the Company. In the event the Executive's employment is terminated prior to a Change in Control of the Company, this Agreement shall, except as provided in Subsection (b) below, be terminated and of no further force and effect, and any and all rights and obligations of the parties hereunder shall cease.

         (b) If the Executive's employment is terminated by the Company prior to the occurrence of a Change in Control of the Company, and if it can be shown that the Executive's termination (i) was at the direction or request of a third party that had taken steps reasonably calculated to effect the Change in Control of the Company thereafter, or (ii) otherwise occurred in connection with, or in anticipation of, the Change in Control of the Company, the Executive shall have the rights described in Section 7(d) below, as if a Change in Control of the Company had occurred on the date immediately preceding such termination.

         4. Employment Following a Change in Control. If a Change in Control of the Company occurs when the Executive is employed by the Company, the Company will continue thereafter to employ the Executive, and the Executive will remain in the employ of the Company, during the Employment Period, in accordance with the terms and provisions of this Agreement.

         5. Duties. During the Employment Period, the Executive shall serve in such capacities and positions as may be assigned by the Company consistent with the Executive's capacities and positions on the Effective Date and shall devote the Executive's best efforts and all of the Executive's business time, attention and skill to the business and affairs of the Company, as such business and affairs now exist and as they may hereafter be conducted.

         6. Compensation. During the Employment Period, the Executive shall be compensated by the Company as follows:

                  (a) the Executive shall receive, at such intervals and in accordance with such standard policies as in effect on the date of the Change in Control of the Company, an annual salary not less than the Executive's annual salary as in effect on the date of the Change in Control of the Company, subject to adjustment as hereinafter provided;

                  (b) the Executive shall be included in all plans providing incentive compensation to executives, including but not limited to bonus, deferred compensation, annual or other incentive compensation, supplemental pension, stock ownership, stock option, stock appreciation, stock bonus and similar or comparable plans as any such plans are extended by the Company from time to time to senior corporate officers, key employees and other employees of comparable status;

                  (c) the Executive shall be reimbursed, at such intervals and in accordance with such standard policies as may be in effect on the date of the Change in Control of the Company, for any and all monies advanced in connection with the Executive's employment for reasonable and necessary expenses incurred by the Executive on behalf of the Company, including travel expenses;

                  (d) the Executive shall be included, to the extent eligible thereunder, in any and all plans providing but not limited to, group life insurance, hospitalization, disability, medical, dental, pension, profit sharing and stock bonus plans, and shall be provided any and all other benefits and perquisites made available to other employees of comparable status and position at the expense of the Company on a comparable basis;

                  (e) the Executive shall receive annually not less than the amount of paid vacation and not fewer than the number of paid holidays received annually immediately prior to the Change in Control of the Company or available annually to other employees of comparable status and position with the Company; and

                  (f) During the Employment Period the Board of Directors of the Company, or an appropriate committee thereof, will consider and appraise, at least annually, the contributions of the Executive to the Company's operating efficiency, growth, production and profits and, in accordance with past practice, due consideration shall be given to the upward adjustment of the Executive's compensation rate, at least annually, commensurate with increases generally given to other senior corporate officers and key employees and as the scope of the Executive's duties expands.

         7. Termination of Employment. Any termination by the Company or the Executive of the Executive's employment during the Employment Period shall be communicated by written Notice of Termination to the Executive if such notice is delivered by the Company and to the Company if such notice is delivered by the Executive. The Notice of Termination shall comply with the requirements of
Section 17 below.

                  (a) Termination for Disability. If during the Employment Period, the Executive's employment is terminated on account of the Executive's disability, as determined under the Company's long-term disability plan (as in effect on the date of a Change in Control of the Company), the Executive shall receive any Accrued Benefits, and shall remain eligible for all benefits as provided pursuant to the terms of any long-term disability programs of the Company in effect at the time of such termination.

                  (b) Termination on the Executive's Death. If, during the Employment Period, the Executive's employment is terminated on account of the Executive's death, the Executive's estate or his designated beneficiary (or beneficiaries), as applicable, shall receive all the Executive's Accrued Benefits.

                  (c) Voluntary Termination or Termination for Cause. If, during the Employment Period, (i) the Executive shall terminate employment with the Company other than for Good Reason, or (ii) the Executive's employment is terminated for Cause, the Executive shall receive from the Company his Accrued Benefits.

                  (d) Termination by the Company Without Cause or by the Executive for Good Reason. If, during the Employment Period, the Executive's employment with the Company is terminated by the Company other than for Cause, or by the Executive for Good Reason, then:

                           (i) the Executive shall be entitled to receive from the Company his Accrued Benefit, except that, for this purpose, Accrued Benefit shall not include any entitlement to severance under any Company severance policy generally applicable to the Company's salaried employees;

                           (ii) the Executive shall receive from the Company, no less than ten days following termination of his employment, a lump sum payment (the "Termination Payment") equal to three times the Executive's Annual Compensation;

                           (iii) all rights under any equity or long-term incentive plan shall be fully vested;

                           (iv) rights, if any, to supplemental pension shall be fully vested; and

                           (v) the Executive shall continue to be covered at the expense of the Company by the same or equivalent hospital, medical, dental, accident, disability and life insurance coverage as in effect for the Executive immediately prior to termination of his employment, until the earlier of (A) thirty-six months following termination of employment, or (B) the date the Executive has commenced new employment and has thereby become eligible for comparable benefits.

         8. Certain Supplemental Payments by the Company.

                  (a) In the event the Executive's employment is terminated pursuant to Section 7(d) above, and if in connection therewith it is determined that (A) part or all of the compensation and benefits to be paid to the Executive constitute "parachute payments" under Section 28OG of the Code, and
(B) the payment thereof will cause the Executive to incur excise tax under
Section 4999 of the Code, the Company, on or before the date for payment of such excise tax, shall pay the Executive, in lump sum, an amount (the "Gross-Up Amount") such that, after payment of all federal, state and local income tax and any additional excise tax under Section 4999 of the Code in respect of the Gross-Up Amount payment, the Executive will be fully reimbursed for the amount of such excise tax.

                  (b) The determination of the Parachute Amount, the Base Amount and the Gross-Up Amount, as well as any other calculations necessary to implement this Section 8 shall be made by a nationally recognized accounting or benefits consulting firm selected by the Executive and reasonably satisfactory to the Company and which has not performed services, other than minor indirect or incidental services, for either the Company or the Executive for three years prior to the date the Consultant is retained for this purpose. The

Consultant's fee shall be paid by the Company.

                  (c) As promptly as practicable following such determination and the elections hereunder, the Company shall pay to or distribute to or for the benefit of the Executive such amounts as are then due to the Executive under this Agreement and shall promptly pay to or distribute for the benefit of the Executive in the future such amounts as become due to the Executive under this Agreement.

                  (d) As a result of the uncertainty in the application of
Section 28OG of the Code at the time of an initial determination hereunder, it is possible that payments will not have been made by the Company which should have been made under clause (a) of this Section 8 ("Underpayment"). In the event that there is a final determination by the Internal Revenue Service, or a final determination by a court of competent jurisdiction, that an Underpayment has been made and the Executive thereafter is required to make any payment of an excise tax, income tax, any interest or penalty, the accounting or benefits consulting firm selected under clause (b) above shall determine the amount of the Underpayment that has occurred and any such Underpayment shall be promptly paid by the Company to or for the benefit of the Executive.

         9. Further Obligations of the Executive. During and following the Executive's employment by the Company, the Executive shall hold in confidence and not directly or indirectly disclose or use or copy or make lists of any confidential information or proprietary data of the Company, except to the extent authorized in writing by the Board of Directors of the Company or required by any court or administrative agency, other than to an employee of the Company or a person to whom disclosure is reasonably necessary or appropriate in connection with the performance by the Executive of duties as an executive of the Company. Confidential information shall not include any information known generally to the public or any information of a type not otherwise considered confidential by persons engaged in the same business or a business similar to that of the Company. All records, files, documents and materials or copies thereof, relating to the Company's business which the Executive shall prepare, or use, or come into contact with, shall be and remain the sole property of the Company and shall be promptly returned to the Company upon termination of employment with the Company.

         10. Expenses and Interest. If, after a Change in Control of the Company, a good faith dispute arises with respect to the enforcement of the Executive's rights under this Agreement, or if any legal or arbitration proceeding shall be brought in good faith to enforce or interpret any provision contained herein, or to recover damages for breach hereof, the Executive shall recover from the Company any reasonable attorney's fees and necessary costs and disbursements incurred as a result of such dispute, and prejudgment interest on any money judgment or arbitration award obtained by the Executive calculated at the rate of interest announced by Peoples Heritage Bank, or the successor thereto, from time to time as its prime rate from the date that payments to him should have been made under this Agreement.

         11. Payment Obligations Absolute. The Company's obligation during and after the Employment Period to pay the Executive the compensation and to make the arrangements provided herein shall be absolute and unconditional and shall not be affected by any circumstances, including, without limitation, any set off, counterclaim, recoupment, defense or other right which the Company may have against him or anyone else. All amounts payable by the Company hereunder shall be paid without notice or demand. Each and every payment made hereunder by the Company shall be final and the Company will not seek to recover all or any part of such payment from the Executive or from whomsoever may be entitled thereto, for any reason whatever except as provided in Section 8(d) above.

         12.      Successors.

                  (a)       (i)     If the Company sells, assigns, or transfers
                                    all or substantially all of its business and assets to any Person, excluding Affiliates of the Company, or if the Company merges into or consolidates or otherwise combines with any Person which is a continuing or successor entity, then the Company shall assign all of its rights, title and interest in this Agreement as of the date of such event to the Person which is either the acquiring or successor Company, and such Person shall assume in writing and perform from and after the date of such written assignment all of the terms, conditions and provisions imposed by this Agreement upon the Company. Failure of the Company to obtain such written assignment shall be a breach of this Agreement. In case of such assignment by the Company and of written assumption and agreement by such Person, all further rights as well as all other obligations of the Company under this Agreement thenceforth shall cease and terminate and thereafter the expression "the Company" wherever used herein shall be deemed to mean such Person or Persons.

                           (ii) This Agreement and all rights of the Executive shall inure to the benefit of and be enforceable by the Executive's personal or legal representatives, estates, executors, administrators, heirs and beneficiaries. All amounts payable to the Executive hereunder shall be paid, in the event of the Executive's death, to the Executive's estate, heirs and representatives. This Agreement shall inure to the benefit of, be binding upon and be enforceable by, any successor, surviving or resulting Company or other entity to which all or substantially all of the Company's business and assets shall be transferred. This Agreement shall not be terminated by the voluntary or involuntary dissolution of the Company.

          13 Enforcement. The provisions of this Agreement shall be regarded as divisible, and if any such provisions or any part hereof are declared invalid or unenforceable by a court of competent jurisdiction, the validity and enforceability of the remainder of such provisions or parts hereof and the applicability thereof shall not be affected thereby.

         14. Amendment. This Agreement may not be amended or modified at any time except by a written instrument executed by the Company and the Executive if such amendment or modification occurs before any Change in Control, or by the Executive and the Company after any Change in Control.

         15. Withholding. The Company shall be entitled to withhold from amounts to be paid to the Executive hereunder any federal, state or local withholding or other taxes, or charge which it is from time to time required to withhold. The Company shall be entitled to rely on an opinion of counsel if any question as to the amount or requirement of any such withholding shall arise.

         16. Governing law: Arbitration. This Agreement and the rights and obligations hereunder shall be governed by and construed in accordance with the laws of the State of Maine. Any dispute arising out of this Agreement shall be determined by arbitration in the State of Maine under the rules of the American Arbitration Association then in effect and judgment upon any award pursuant to such arbitration may be enforced in any court having jurisdiction thereof.

         17. Notice. Notices given pursuant to this Agreement shall be in writing and shall be deemed given when received and, if mailed, shall be mailed by United States registered or certified mail, return receipt requested, addressee only postage prepaid, to the Company at:

         Peoples Heritage Financial Group, Inc.
         P.O. Box 9540
         One Portland Square
         Portland, ME 04112
         Attn: Clerk

or if to the Executive, at the address set forth below the Executive's signature line of this Agreement, or to such other address as the party to be notified shall have given to the other.

         18. No Waiver. No waiver by any party at any time of any breach by another party of, or compliance with, any condition or provision of this Agreement to be performed by another party shall be deemed a waiver of similar or dissimilar provisions or conditions at any time.

         19. Headings. The headings herein contained are for reference only and shall not affect the meaning or interpretation of any provision of this Agreement.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year first written above.

                            PEOPLES HERITAGE FINANCIAL GROUP, INC.

                            By: /s/ Peter J. Verrill
                                ---------------------------------------------

                            Attest:       /s/ Carol L. Mitchell
                                          -----------------------------------
                                          Secretary

                                          /s/ Peter J. Verrill
                                          -----------------------------------
                                          Executive
                                          Address:  57 U.S. Route 1
                                                    Falmouth, Maine 04105